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                                                                     EXHIBIT 3.4



                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF

                      DEALER AUTO RECEIVABLES COMPANY, LLC

     This Limited Liability Company Agreement (this "AGREEMENT") of Dealer Auto Receivables Company, LLC (the "COMPANY"), is entered into by Premier Auto Finance, L.P., an Illinois limited partnership, as the sole member (the "MEMBER") and Dwight Jenkins, as the Special Member (as defined on Schedule A hereto).

     WHEREAS, Dealer Auto Receivables Corp. (the "CORPORATION"), was formed as a Delaware corporation on February 28, 2000;

     WHEREAS, by unanimous written consent, the board of directors of the Corporation adopted a resolution adopting and approving the conversion of the Corporation to a Delaware limited liability company and the execution of this Agreement, and recommending the adoption of such conversion and this Agreement to the sole stockholder of the Corporation, pursuant to Section 266 of the General Corporation law of the State of Delaware (the "GCL");

     WHEREAS, by written consent, the sole stockholder of the Corporation adopted and approved the conversion of the Corporation to a limited liability company and the execution of this Agreement pursuant to Section 266 of the GCL;

     WHEREAS, on the date hereof, the Corporation was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 DEL.C. Section 18-101 ET. SEQ.), as amended from time to time (the "ACT") and Section 266 of the GCL by causing the filing with the Secretary of State of the State of Delaware of a Certificate of Conversion to Limited Liability Company (the "CERTIFICATE OF CONVERSION") and a Certificate of Formation of the Company (the "CERTIFICATE") (together, the "CONVERSION"); and

     WHEREAS, pursuant to this Agreement and the Conversion, the sole stockholder of the Corporation is admitted as a member of the Company owning all of the limited liability company interests in the Company.

     The Member and Dwight Jenkins, by execution of this Agreement, hereby agree as follows:

Section 1.     DEFINITIONS.

     Capitalized terms used and not otherwise defined herein have the meanings set forth on SCHEDULE A hereto.

Section 2.     FORMATION.


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     The Member hereby agrees to form a limited liability company under and pursuant to the terms of the Act; and the rights and obligations of the Member shall be as provided therein except as otherwise expressly provided in this Agreement.

Section 3.     NAME.

     The name of the limited liability company formed by this Agreement is Dealer Auto Receivables Company, LLC

Section 4.     PRINCIPAL BUSINESS OFFICE.

     The principal business office of the Company shall be located at 230 West Monroe Street, Chicago, Illinois 60606 or such other location as may hereafter be determined by the Member.

Section 5.     REGISTERED AGENT AND REGISTERED OFFICE.

     The address of the registered agent of the Company for service of process on the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company. The registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware.

Section 6.     MEMBER.

     The mailing address of the Member is set forth on SCHEDULE B.

Section 7.     FORMATION OF THE COMPANY; CONVERSION OF THE CORPORATION.

     Effective as of the time of the Conversion (i) the Certificate of Incorporation of the Corporation, dated as of February 28, 2000, as amended, and the By-Laws of the Corporation, as amended, are replaced and superseded in their entirety by this Agreement in respect of all periods beginning on or after the Conversion, (ii) the sole stockholder of the Corporation is hereby automatically admitted as a member of the Company owning all of the limited liability company interests in the Company, (iii) the Member is continuing the business of the Corporation without dissolution in the form of a Delaware limited liability company governed by this Agreement, and (iv) in accordance with Section 18-214(g) of the Act, the Company shall constitute a continuation of the existence of the Corporation in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, shall be deemed to be the same entity as the Corporation. Jason L. Booth, is hereby designated as an "AUTHORIZED PERSON" within the meaning of the Act, and has executed, delivered and filed the Certificate and the Certificate of Conversion with the Secretary of State of the State of Delaware. Upon the filing of the Certificate and the Certificate of Conversion with the Secretary of State of the State of Delaware, his powers as an "AUTHORIZED PERSON" ceased, and the Member and any Officer, acting alone, thereupon became a designated "AUTHORIZED PERSON" within the meaning of the Act.


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The Member or an Officer, acting alone, shall execute, deliver and file any other certificates, affidavits and other documentation (and any amendments and/or restatements thereof) necessary to qualify the Company as a foreign limited liability company in any state or other jurisdiction in which such qualification is required by law.

     The existence of the company as a separate legal entity shall continue until cancellation of the Certificate as provided in the Act.

Section 8.     PURPOSES.

     (a) The purposes and activities of the Company shall be limited to the following:

          (i) to purchase or otherwise acquire, own, hold pursuant to certain transfer agreements (the "TRANSFER AGREEMENTS"), transfer or sell interests in, or interests in pools of, accounts, drafts, notes receivable, installment sale agreements, conditional sale agreements, promissory notes with or without related security agreements, operating and finance leases, installment payment agreements and similar types of financing agreements or obligations or rights to payment thereunder or arising in connection therewith, including monies paid, due or to become due thereunder or in connection therewith, and together with any related collateral security or contract rights, whether constituting real or personal property, securing such agreements or obligations or supporting the payment thereof (including the acquisition of ownership interests in real or personal property the subject of leases) (collectively, any of the foregoing the "ASSETS");

          (ii) to enter into, and perform its obligations under, any agreements with affiliates relating to or effecting the transfers and conveyances of Assets as described above;

          (iii) to transfer the Assets or interests therein (including for the purpose of establishing, forming or funding one or more trusts ("TRUSTS")), pursuant to one or more indentures, pooling agreements, pooling and servicing agreements, sale agreements, receivables purchase agreements, sale and servicing agreements or other agreements ("AGREEMENTS") entered into by and among, among others, the Company, any trustee or trustees or collateral agent named therein (a "TRUSTEE"), and any entity acting as servicer for the Assets, as well as certain other financing entities (collectively hereinafter referred to as the "ENTITIES"), and to perform its obligations under any such Agreements;

          (iv) to hold and enjoy any and all of the rights and privileges of any certificates ("CERTIFICATES"), notes ("NOTES"), participation interests ("PARTICIPATION INTERESTS"), deferred payments ("DEFERRED PAYMENTS") or other ownership interests ("OWNERSHIP INTERESTS") issued by or sold by the Entities to the Company under the related Agreements and to hold and enjoy all of the rights and privileges of any class of any series of Certificates, Notes, Participation Interests, Deferred Payments or Ownership Interests including any class of Certificates, Notes, Participation Interests, Deferred Payments or Ownership Interests which may be subordinate to any other class of Certificates, Notes, Participation Interests, Deferred Payments or Ownership Interests and except to the extent otherwise provided in any Certificates, Notes, Participation Interests, Deferred


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     Pavements, Ownership Interests or Agreement, to sell, assign, pledge or otherwise transfer any such Certificates, Notes, Participation Interests, Deferred Payments or Ownership Interests or any interest therein (collectively, the "OBLIGATIONS");

          (v) to issue, sell, authorize and deliver one or more series and/or classes of certificates, bonds, notes or other evidences of indebtedness secured or collateralized by, or otherwise representing interests in, one or more pools of Assets (or by notes or certificates of any series or class issued by one or more Trusts established or funded by the Company) (collectively, any of the foregoing being "SECURITIES");

          (vi) to perform its obligations under the Agreements pursuant to which any Certificates, Notes, Participation Interests, Deferred Payments or other Ownership Interests are issued, sold or serviced;

          (vii) to invest the proceeds derived from the sale or ownership of the Assets as determined by the Company's Board of Directors; and

          (viii) to engage in any activity and to exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

     (b) The Company, by or through the Member, or any Director or Officer on behalf of the Company, may enter into and perform, or authorize and direct a Trust established by the Company to enter into and perform, as applicable, the Transaction Documents, and all other documents, agreements or financing statements contemplated thereby or related thereto, all without any further act, vote, or approval of the Member or any Director or Officer notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member, a Director or an Officer to enter into, or direct a Trust to enter into, other agreements on behalf of the Company or such Trust, as applicable, in each case in connection with permitted activities and purposes of the Company or such Trust.

Section 9.     POWERS.

     Subject to Sections 8 and 10(j), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 8 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

Section 10.    MANAGEMENT.

     (a) BOARD OF DIRECTORS. Subject to Section 10(j), the business and affairs of the Company shall be managed by or under the direction of a Board of one or more Directors. Subject to Section 11, the Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board. The authorized number of Directors may be increased or decreased by the Member at any time in its sole and absolute discretion, upon notice


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to all Directors, and subject in all cases to Section 11. The initial number of
Directors shall be three, one of which shall be an Independent Director as and to the extent required by Section 11. Each Director elected, designated or appointed shall hold office until a successor is elected and qualified or until such Director's earlier death, resignation, expulsion or removal. Each Director shall execute and deliver the Management Agreement. Directors need not be a Member. A Director is hereby designated as a "MANAGER" of the Company within the meaning of Section 18-101(10) of the Act. David Cole and Harvey N. Medvin are hereby designated and appointed initial Directors of the Company.

     (b) POWERS. Subject to Section 10(j), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Section 8, the Board of Directors has the authority to bind the Company.

     (c) MEETING OF THE BOARD OF DIRECTORS. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day's notice to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Directors.

     (d) QUORUM: ACTS OF THE BOARD. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in Section 10(j) or in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

     (e) ELECTRONIC COMMUNICATIONS. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

     (f)  COMMITTEES OF DIRECTORS.

          (i) Subject to Section 10(j), the Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors


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as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

          (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

          (iii) Any such committee, to the extent provided in the resolution of the Board and subject to Section 10(j), shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

     (g) COMPENSATION OF DIRECTORS; EXPENSES. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     (h) REMOVAL OF DIRECTORS. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled, with or without cause, at any time by the Member, and, subject to Section 11, any vacancy caused by any such removal or expulsion may be filled by action of the Member.

     (i) DIRECTORS AS AGENTS. To the extent of their powers set forth in this Agreement and subject to Section 10(j), the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company.

     (j)  LIMITATIONS ON THE COMPANY'S ACTIVITIES.

          (i) This Section 10(j) is being adopted in order to comply with certain provisions required in order to qualify the Company as a "SPECIAL PURPOSE ENTITY."

          (ii) The Member shall not, so long as an SPE Condition exists, amend, alter, change or repeal the definition of "INDEPENDENT DIRECTOR" or Sections 8, 9, 10, 11, 17, 20, 21, 22, 23, 24, 25, 26, 29 or 31 or SCHEDULE A of this
Agreement without the unanimous written consent of the Board (including each Independent Director). Subject to this Section 10(j), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.

          (iii) Notwithstanding any other provision of this Agreement and any provision of law that otherwise so empowers the Company, the Member or the Board, neither the Member nor the Board shall be authorized or empowered, nor shall they permit the Company, without the


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prior unanimous written consent of the Member and the Board (including each
Independent Director) and written confirmation from each nationally recognized rating agency which has rated Securities issued by the Company or by any Trust established or funded by the Company that the then current ratings on such Securities will not be reduced or withdrawn as a result thereof, to do the following:

               (A) engage in any business or activity other than those set forth in Section 8;

               (B) incur any indebtedness for borrowed money, or assume or guaranty any indebtedness of any other entity, other than (x) indebtedness evidenced by, or incurred in connection with, any issue of Securities, (y) indebtedness not exceeding 1% of the Company's total assets at such time on account of incidentals or services supplied or furnished to the Company in the ordinary course of its business, and (z) indebtedness to Aon Corporation or any affiliate thereof incurred in connection with the acquisition of Assets, which indebtedness shall be subordinated to all obligations under the Agreements;

               (C) to the fullest extent permitted by law, dissolve or liquidate, in whole or in part; or consolidate or merge with or into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity, or permit any entity to merge into it or convey, transfer or lease its properties and assets substantially as an entirety to it, unless:

               (y) the entity (if other than the Company) formed or surviving the consolidation or merger or which acquires the properties and assets of the Company is organized and existing under the laws of any State of the United States or the District of Columbia; expressly assumes the due and punctual payment of, and all obligations of the Company, including those obligations of the Company under any Transaction Document; and has a Certificate of Incorporation or other formation document containing provisions substantially identical to the provisions of Section 8 and Section 10; and

               (z) immediately after giving effect to the transaction, no default or event of default has occurred and is continuing under any indebtedness of the Company or any agreement relating to such indebtedness.

          (iv) Notwithstanding any other provision of the Certificate of Formation, this Agreement or any provision of law that otherwise so empowers the Company, the Company shall not, and no Member, Director, Officer or any other Person on behalf of the Company shall, without the prior unanimous written consent of the Board of Directors of the Company (including the Independent Director), (i) institute proceedings to be adjudicated bankrupt or insolvent,
(ii) consent to the institution of bankruptcy or insolvency proceedings against it, (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (iv) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, or sequestrator (or other similar official) of the Company or a substantial part of its property, (v) make any assignment for the benefit of creditors or admit its inability to pay


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its debts generally as they become due, or (vi) authorize or take action in furtherance of any such action. If there shall not be, as and to the extent required by this Section 10, an Independent Director then in office and acting as required by this Section 10, a vote on any matter set forth in this paragraph
(iv) shall not be taken unless and until an Independent Director meeting the requirements of this Section 10 shall have been appointed and qualified.

          (v) The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if: (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the Rating Agency Condition and/or Holder Condition, as applicable, is satisfied. The Board also shall cause the Company to:

               (1) maintain its own separate books and records and bank accounts;

               (2) at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

               (3) have a Board of Directors separate from that of the Member and any other Person;

               (4) file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

               (5) except as contemplated by the Transaction Documents, not commingle its assets with assets of any other Person, and hold all of its assets in its own name;

               (6) conduct its business in its own name and strictly comply with all organizational formalities;

               (7) maintain separate financial statements, showing its assets and liabilities separate and apart from any other person or entity;

               (8)  pay its own liabilities only out of its own funds;

               (9) maintain an arm's length and commercially reasonable relationship with its Affiliates and the Member;

               (10) not identify itself as a division of any other person or entity;

               (11) pay the salaries of its own employees, if any;


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               (12) not hold out its credit or assets as being available to satisfy the obligations of others;

               (13) allocate fairly and reasonably any overhead, including overhead for shared office space;

               (14) use separate stationery, invoices and checks;

               (15) except as contemplated by the Transaction Documents, not pledge its assets as security for the obligations of any other Person;

               (16) correct any known misunderstanding regarding its separate identity;

               (17) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

               (18) cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

               (19) not acquire any securities of its Affiliates or the Member;

               (20) cause the directors, officers, agents and other
                    representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company; and

               (21) hold itself out as a separate entity; and

               (22) not form, acquire or hold any subsidiary.

Failure of the Company or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

          (vi) So long as an SPE Condition exists, the Board shall not cause or permit the Company to:

               (1) except as contemplated by the Transaction Documents, guarantee any obligation of any Person, including any Affiliate;

               (2) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under
                    Section 8 or this Section 10(j);


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               (3)  incur, create or assume any indebtedness other than
                    indebtedness represented by Securities or as otherwise expressly permitted under the Transaction Documents;

               (4) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Transaction Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Transaction Documents and permit the same to remain outstanding in accordance with such provisions; or

               (5) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are contemplated in Section 8, Section 10(j)(iii)(C) and related applicable Transaction Documents.

Section 11.    INDEPENDENT DIRECTOR.

     As long as an SPE Condition exists, the Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member. To the fullest extent permitted by law, including Section 18-1101(c) of the Act, the Independent Director shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 10(j)(iv). Upon the death, resignation or removal of the Independent Director, the Member shall appoint a successor Independent Director. No resignation or removal of the Independent Director, and no appointment of a successor Independent Director, shall be effective until the successor Independent Director shall have accepted his or her appointment by a written instrument, which may be a counterpart signature page to the Management Agreement. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 11, in exercising their rights and performing their duties under this Agreement, the Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. The Independent Director shall not at any time serve as trustee in bankruptcy for any Affiliate of the Company. Dwight Jenkins is hereby designated and appointed the initial Independent Director of the Company.

Section 12.    OFFICERS.

     (a) OFFICERS. The Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be


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determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

     (b) PRESIDENT. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, mortgages and other contracts, except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 8(b); (ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 12(c).

     (c) VICE PRESIDENT AND ASSISTANT VICE PRESIDENT. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe. The Assistant Vice President, or if there be more than one, the Assistant Vice Presidents in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Vice President or in the event of the Vice President's inability to act, perform the duties and exercise the powers of the Vice President and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (d) SECRETARY AND ASSISTANT SECRETARY. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (e) TREASURER AND ASSISTANT TREASURER. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be


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designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     (f) OFFICERS AS AGENTS. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 10(j), the actions of the Officers taken in accordance with such powers shall bind the Company.

     (g) DUTIES OF BOARD AND OFFICERS. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 13.    LIMITED LIABILITY.

     Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor any Director or Officer shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member or Director or Officer of the Company.

Section 14.    CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS.

     (a) The Member has contributed to the Company property of an agreed value as listed on SCHEDULE B attached hereto. The Member, in its discretion, may transfer additional cash or property to the Company from time to time, as contributions to the capital of the Company. Except as provided in this Section 14, the Member shall not be required to make any additional contributions to the capital of the Company.

     (b) Except as specifically provided in this Agreement, the Member shall not be entitled to the return of its capital contribution to the Company.

     (c) The Company shall not pay interest on capital contributions or undistributed profits.

Section 15.    ADDITIONAL CONTRIBUTIONS.

     The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise SCHEDULE B of this Agreement. The provisions of this Agreement, including this Section 15, are intended solely to benefit the Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 16.    ALLOCATION OF PROFITS AND LOSSES.

     (a) All Profits and Losses (including all items of income and expense entering into the determination of such Profits and Losses), shall be allocated entirely to the Member. For so long as the Member is the sole member of the Company, the Company shall be characterized as a sole proprietorship conducted by the Member for federal income tax purposes and, to the extent consistent with applicable law, for all applicable state and local income tax purposes.

     (b) Unless otherwise required by the Code, any tax credits of the Company shall be allocated entirely to the Member.

Section 17.    DISTRIBUTIONS.

     Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law or any Transaction Document.

Section 18.    BOOKS AND RECORDS.

     The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 19.    OTHER BUSINESS.

     The Member and any Affiliate of the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20.    EXCULPATION AND INDEMNIFICATION.

     (a) Neither the Member nor any Officer, Director, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member (collectively, the "COVERED PERSONS") shall be liable to the Company or any other Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's gross negligence or willful misconduct.

     (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; PROVIDED, HOWEVER, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof; and PROVIDED FURTHER, that no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) in respect of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to any applicable Transaction Document.

     (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

     (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

     (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

     (f) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21.    ASSIGNMENTS.

     Subject to Section 23, the Member may assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its limited liability company interest in the Company pursuant to this
Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with applicable Transaction Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement.

Section 22.    RESIGNATION.

     So long as any Obligation is outstanding, the Member may not resign, except as permitted under all applicable Transaction Documents and if the Rating Agency Condition and/or the Holder Condition, as applicable, is satisfied. If the Member is permitted to resign pursuant to this Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23.    ADMISSION OF ADDITIONAL MEMBERS.

     One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, no additional Member may be admitted to the Company unless the Rating Agency Condition and/or the Holder Condition, as applicable, is satisfied.

Section 24.    DISSOLUTION.

     (a) Subject to Section 10(j), the Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the business of the Company is continued in a manner permitted by this Agreement or the Act or

(ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a member of the Company, to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining Member of the Company in the Company.

     (b) The Bankruptcy of the Member or the Special Member shall not cause the Member or the Special Member, respectively to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

     (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

     (d) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25.    WAIVER OF PARTITION; NATURE OF INTEREST.

     Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Member hereby irrevocably waives any right or power that the Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to
Section 17 hereof. The interest of the Member in the Company is personal property.

Section 26.    BENEFITS OF AGREEMENT; NO THIRD-PARTY RIGHTS.

     None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.

Section 27.    SEVERABILITY OF PROVISIONS.

     Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28.    ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29.    BINDING AGREEMENT.

     Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 8, 9, 10, 11, 20, 21, 22, 23, 24, 26 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms. In addition, the Independent Director shall be an intended beneficiary of this Agreement.

Section 30.    GOVERNING LAW.

     This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31.    AMENDMENTS.

     Subject to Section 10(j), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as an SPE Condition exists, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition and/or the Holder Condition, as applicable, is satisfied except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other existing Transaction Documents.

Section 32.    COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33.    NOTICES.

     Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 4, (b) in the case of the Member, to the Member at its address as listed on SCHEDULE B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

Section 34.    EFFECTIVENESS.

     Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation with the Office of the Delaware Secretary of State on May 30, 2001.

Section 35.    Special Member.

     Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all its limited liability company interest in the Company and the admission of the transferee pursuant to SECTIONS 21 AND 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to SECTIONS 21 AND 23), each person acting as an Independent Director pursuant to SECTION 11 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to
SECTION 11; PROVIDED, HOWEVER, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. Each Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of the Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. A Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, each Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of each Special Member, each person acting as an Independent Director pursuant to
SECTION 11 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, each person acting as an Independent Director pursuant to SECTION 11 shall not be a member of the Company.



                            [signature page follows]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the 30th day of May, 2001.

                                      MEMBER:

                                      PREMIER AUTO FINANCE, L.P.

                                      By:  The Auto Conduit Corporation
                                      Its: General Partner


                                      By: /s/ William J. Sparer
                                          ---------------------
                                      Printed Name: William J. Sparer
                                      Title: Vice President


                                      INDEPENDENT DIRECTOR/SPECIAL MEMBER



                                      By: /s/ Dwight Jenkins
                                          ------------------
                                      Printed Name:  Dwight Jenkins
                                      Title: Independent Director/Special Member

                                   SCHEDULE A

                                   Definitions

A.   DEFINITIONS

     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

     "ACT" has the meaning set forth in Section 2 of this Agreement.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

     "AGREEMENT" means this Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

     "ASSETS" has the meaning set forth in Section 8(a)(i) of this Agreement.

     "BANKRUPTCY" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings, (iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, or (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or within 90 days after the expiration of any such stay, the appointment is not vacated. The foregoing definition of "BANKRUPTCY" is intended to replace and shall supersede and replace the definition of "BANKRUPTCY" set forth in Sections 18-101(1) and 18-304 of the Act.

     "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

     "CERTIFICATE OF FORMATION" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on May 30, 2001, as amended or amended and restated from time to time.

     "COMPANY" means Dealer Auto Receivables Company, LLC, a Delaware limited liability company.

     "CONTROL" means the possession, directly or indirectly, or the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "CONTROLLING" and "CONTROLLED" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

     "COVERED PERSONS" has the meaning set forth in Section 20(a).

     "DIRECTORS" means the directors elected to the Board of Directors from time to time by the Member, including any Independent Director.

     "HOLDER CONDITION" means, with respect to any action, that the requisite holders of (or authorized representative of holders of) Interests and/or Securities (or outstanding commitments to purchase or otherwise acquire an interest therein), as described in clause (ii) of the definition of SPE Condition below (and with the level or amount of such requisite holders or the authorization of such representative to be determined in accordance with the relevant Transaction Document[s] establishing, providing for or governing such purchases, acquisitions or commitments) shall have been given prior notice thereof and that such requisite holders or authorized representative, as applicable, shall have notified the Company in writing that such action is permissible.

     "INDEPENDENT DIRECTOR" means an individual who (i) is not and has not been employed by Aon Corporation ("AON CORPORATION") or any of its subsidiaries or affiliates, as a director, officer, employee, partner, attorney or counsel within the five years immediately prior to such individual's appointment as an Independent Director; (ii) is not (and is not affiliated with a company or a firm that is) a significant advisor or consultant to Aon Corporation or any of its subsidiaries and affiliates; (iii) is not affiliated with a significant customer or supplier of Aon Corporation or any of its subsidiaries or affiliates; (iv) is not affiliated with a company of which Aon Corporation or any of its subsidiaries and affiliates is a significant customer or supplier,
(v) does not have significant personal services contract(s) with Aon Corporation or any of its subsidiaries or affiliates; (vi) is not affiliated with a tax-exempt entity that receives significant contributions from Aon Corporation or any of its subsidiaries or affiliates; (vii) is not the beneficial owner at the time of such individual's appointment as an Independent Director, or at any time thereafter while serving as an Independent Director, of such number of shares of any classes of common stock of Aon Corporation the value of which constitutes more than 5% of the outstanding common stock of Aon Corporation;
(viii) does not at any time hold any beneficial or economic interest in the Company; and (ix) is not a spouse, parent, sibling or child of any person described in clauses (i) through (viii).

     As used in this definition, the following terms, phrases or concepts shall have the following meanings:

          (i) an "AFFILIATE" of a person, or a person "AFFILIATED WITH," a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person.

          (ii) The term "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, that a person shall not be deemed to control another person solely because he or she is a director of such other person.

          (iii) The term "PERSON" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person pursuant to
     Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, as in effect on the date of formation of the Company.

          (iv) A "SUBSIDIARY" of Aon Corporation shall mean any corporation a majority of the voting stock of which is owned, directly or indirectly through one or more other subsidiaries by Aon Corporation.

          (v) A person shall be deemed to be, or to be affiliated with, a company or firm that is a "SIGNIFICANT ADVISOR OR CONSULTANT TO AON CORPORATION OR ANY OF ITS SUBSIDIARIES OR AFFILIATES" if he, she, or it, as the case may be, received or would receive fees or similar compensation from Aon Corporation or any of its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues which Aon Corporation and its subsidiaries received for the sale of their products and services during the last fiscal year of Aon Corporation; (B) 5% of the gross revenues of the person during the last calendar year if such person is a self-employed individual; and (C) 5% of the consolidated gross revenues received by such company or firm for the sale of its products and services during its last fiscal year, if the person is a company or firm; PROVIDED, HOWEVER, that director's fees and expense reimbursements shall not be included in the gross revenues of an individual for purposes of this determination.

          (vi) A "SIGNIFICANT CUSTOMER OF AON CORPORATION OR ANY OF ITS SUBSIDIARIES OR AFFILIATES" shall mean a customer from which Aon Corporation and any of its subsidiaries or affiliates collectively in the last fiscal year of Aon Corporation received payments in consideration for the products and services of Aon Corporation and its subsidiaries or affiliates which are in excess of 3% of the consolidated gross revenues of Aon Corporation and its subsidiaries during such fiscal year.

          (vii) A "SIGNIFICANT SUPPLIER OF AON CORPORATION OR ANY OF ITS SUBSIDIARIES OR AFFILIATES" shall mean a supplier to which Aon Corporation and any of its subsidiaries or affiliates collectively in the last fiscal year of Aon Corporation made payments in consideration for the supplier's products and services in excess of 3% of the consolidated gross revenues of Aon Corporation and its subsidiaries during such fiscal year.

          (viii) Aon Corporation or any of its subsidiaries and affiliated shall be deemed a "SIGNIFICANT CUSTOMER" of a company if Aon Corporation and any of its subsidiaries and affiliates collectively were the direct source during such company's last fiscal year of in excess of 5% of the gross revenues which such company received for the sale of its products and services during such fiscal year.

          (ix) Aon Corporation or any of its subsidiaries and affiliates shall be deemed a "SIGNIFICANT SUPPLIER" of a company if Aon Corporation and any of its subsidiaries and affiliates collectively received in such company's last fiscal year payments from such company in excess of 5% of the gross revenues which such company received during such fiscal year for the sale of its products and services.

          (x) A person shall be deemed to have "SIGNIFICANT PERSONAL SERVICES CONTRACT(S) WHICH AON CORPORATION OR ANY OF ITS SUBSIDIARIES OR AFFILIATES" if the fees and other compensation received by the person pursuant to personal services contract(s) with Aon Corporation and any of its subsidiaries or affiliates exceed or would exceed 5% of his or her gross revenues during the last calendar year.

          (xi) A tax-exempt entity shall be deemed to receive "SIGNIFICANT CONTRIBUTIONS FROM AON CORPORATION OR ANY OF ITS SUBSIDIARIES OR AFFILIATES" if such tax-exempt entity received during its last fiscal year contributions from Aon Corporation or its subsidiaries or affiliates in excess of the lesser of (A) 3% of the consolidated gross revenues of Aon Corporation and its subsidiaries during such fiscal year and (B) 5% of the contributions received by the tax-exempt entity during such fiscal year.

     "INTERESTS" has the meaning set forth in Section 8(a)(iv) of this Agreement.

     "MANAGEMENT AGREEMENT" means the agreement of the Directors in the form attached hereto as SCHEDULE C.

     "MEMBER" means Premier Auto Finance, L.P., an Illinois limited partnership, as the initial member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement; PROVIDED, HOWEVER, the term "MEMBER" shall not include the Special Member.

     "OFFICER" means an officer of the Company described in Section 12.

     "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

     "PROFITS AND LOSSES" means the net income or loss of the Company for federal income tax purposes as finally determined by the Company for each fiscal year of the Company, as well as, where the context requires, related federal tax items such as tax preferences and credits, in each case, appropriately adjusted with respect to final determination of any of the foregoing for federal income tax purposes.

     "RATING AGENCY" means any nationally recognized rating agency which has issued and is maintaining a rating with respect to an outstanding Security.

     "RATING AGENCY CONDITION" means, with respect to any action, that each Rating Agency shall have been given ten days prior notice thereof and that each Rating Agency shall have notified the Company in writing that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency if any.

     "SECURITIES" has the meaning set forth in Section 8(a)(v) of this Agreement.

     "SPECIAL MEMBER" means, upon such person's admission to the Company as a member of the Company pursuant to Section 35, a person acting as Independent Director, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

     "SPE CONDITION" means, as of any time of determination, that any of the following have occurred and are continuing:

          (i) the Company has issued and has outstanding, or any Trust established or funded by the Company has issued and has outstanding, any series or class of Securities which is then rated by a Rating Agency, or

          (ii) the Company has otherwise assigned and conveyed outstanding Interests, or otherwise has issued and has outstanding (including through a Trust as described in clause (i) above) any series or class of Securities, in either case with respect to which the holder or holders thereof (or any party which has an outstanding commitment to purchase or otherwise acquire such an Interest or Security) have required (by agreement to such effect and/or as a condition to the purchase, commitment to purchase or holding of such Interests or Securities, including by virtue of such an agreement or condition requiring that this Agreement be executed and/or in effect in this form) that the provisions relating to Independent Directors or the provisions in Section 10(j) set forth herein shall be in effect as to the Company.

     "TRANSFER AGREEMENT" has the meaning set forth in Section 8(a)(i) of this Agreement.

     "TRANSACTION DOCUMENTS" means this Agreement, each Transfer Agreement, each agreement entered into by the Company or by a Trust at the direction of the Company from time to time in connection with the acquisition of Assets or the creation, funding or financing of Interests and/or Securities, and all other documents, instruments and certificates delivered in connection therewith.

     "TRUSTEE" has the meaning set forth in Section 8(a)(iii) of this Agreement.

     "TRUSTS" has the meaning set forth in Section 8(a)(iii) of this Agreement.

B.   RULES OF CONSTRUCTION

     Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "INCLUDE" and "INCLUDING" shall be deemed to be followed by the phrase "WITHOUT LIMITATION." The terms "HEREIN," "HEREOF" and "HEREUNDER" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     MEMBER


Name                                             Mailing Address                  Agreed Value of           Membership
----                                             ---------------                  Capital Contribution      Interest
                                                                                  --------------------      --------
Premier Auto Finance, L.P..                      230 West Monroe Street,          $1,000                    100%
                                                 Chicago, Illinois 60606

                                   SCHEDULE C


                              MANAGEMENT AGREEMENT

                                  May __, 2001

Dealer Auto Receivables Company, LLC
230 West Monroe Street
Chicago, Illinois 60606

     Re:  MANAGEMENT AGREEMENT - DEALER AUTO RECEIVABLES COMPANY, LLC

Ladies and Gentlemen:

     For good and valuable consideration, each of the undersigned persons, who have been designated as directors of Dealer Auto Receivables Company, LLC, a Delaware limited liability company (the "COMPANY"), in accordance with the Limited Liability Company Agreement of the Company, dated as of May __, 2001, as it may be amended or restated from time to time (the "LLC AGREEMENT"), hereby agree as follows:

     1. Each of the undersigned accepts such person's rights and authority as a Director (as defined in the LLC Agreement) under the LLC Agreement and agrees to perform and discharge such person's duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person's successor as a Director is designated or until such person's resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "MANAGER" of the Company within the meaning of the Delaware Limited Liability Company Act.

     2. Until the date which is both (i) one year and one day after the date on which no Security or Interest (as defined in the LLC Agreement) remains outstanding, and (ii) a date on which no commitment to purchase or increase funding in respect of the same under any Transaction Document remains outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, (A) not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company, and (B) not to join with or cooperate or encourage any other Person to do any of the foregoing.

     3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

                            [signature page follows]

     IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.

                                             By:_______________________________
                                             Name:


                                             By:_______________________________
                                             Name:


                                             By:_______________________________
                                             Name: